Exhibit 99.1

R1 Completes Acquisition of SCI Solutions
CHICAGO – April 1, 2020 – R1 RCM Inc. (NASDAQ:RCM), a leader in technology-enabled revenue cycle management (RCM) services to healthcare providers, today announced it has completed the acquisition of SCI Solutions, Inc. (SCI).
The combination of R1 and SCI is expected to deliver enhanced value for healthcare providers by enabling them to expand digital front door strategies for their patients, improve operating efficiency, and increase capacity utilization, among other benefits. R1 has made substantial progress toward the planning of a successful integration and anticipates integration efforts to begin shortly.
“We are pleased to complete the acquisition of SCI and look forward to building on the advanced capabilities they have developed,” said Joe Flanagan, President and CEO of R1. “With this combination, we believe R1 offers healthcare providers the broadest and deepest tech-enabled patient intake solution on the market.”
About R1 RCM
R1 RCM is a leading provider of technology-enabled RCM services which transform and solve revenue cycle performance challenges across hospitals, health systems and group physician practices. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.
About SCI Solutions
SCI Solutions improves the health of the health system by operating the industry’s largest EHR-agnostic care coordination marketplace, enabling patients, health plans, referring providers and rendering provider facilities to securely navigate, communicate and transact digitally in more than 400 geographic markets. With its digital engagement solutions, SCI enables health enterprises to offer a consumer-friendly digital front door, giving patients and their providers improved choice and convenience. As a result, health enterprises reduce administrative costs, increase outpatient revenue, and benefit from enhanced patient and referring physician loyalty. For more information, visit scisolutions.com.

Forward Looking Statements
This press release includes statements that may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements about future events and relationships, plans, future growth, and future performance, including statements about the acquisition of SCI and the anticipated benefits of the acquisition of SCI, are forward-looking statements. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “would” and similar expressions or variations, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events as of the date hereof and any forward-looking statements contained herein should not be relied upon as representing our views as of any subsequent date. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to risks that the expected benefits from the proposed acquisition of SCI will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, significant transaction costs, unknown or understated liabilities, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and any other periodic reports we file with the Securities and Exchange Commission.
Contacts:
Investor Relations
Atif Rahim
R1 RCM Inc.
312.324.5476

investorrelations@r1rcm.com

Media Relations
Natalie Joslin
678.585.1206
media@r1rcm.com